Exhibit 99.1

CONTACT:
Media Relations	Investor Relations
Alan Bernheimer	Jenifer Kirtland
408-894-4233	408-324-7056
alan_bernheimer@maxtor.com	jenifer_kirtland@maxtor.com
MAXTOR REPORTS FOURTH QUARTER FINANCIAL RESULTS
MILPITAS, CA, January 31, 2006 — Maxtor Corporation (NYSE: MXO) today announced its financial results for the fourth quarter ended December 31, 2005. Revenue for the fourth quarter was $969 million. The Company reported a net loss of $15.7 million, or $(0.06) per share, for the fourth quarter of 2005. Included in the net loss was a $5.8 million gain from the sale of a building in Colorado, a $2.2 million gain from the sale of an equity security investment and a $2.9 million charge for the cancellation of the Company’s one-inch drive program. Revenue in the fourth quarter of 2004 totaled $1.031 billion. The Company reported a net loss of $70.6 million, or $(0.28) per share, for the fourth quarter of 2004.
“Our fourth quarter results were in line with the guidance we provided during our third quarter conference call in October,” said Dr. C.S. Park, chairman and chief executive officer of Maxtor. “The results reflected seasonally strong unit demand and a slightly improved desktop product mix, partially offset by price declines on our enterprise SCSI drives.”
Drive shipments totaled 13.6 million in the fourth quarter compared with 13.2 million in the third quarter of 2005. The fourth quarter gross profit margin was 9.3% compared with 11.1% in the third quarter. The average selling price in the fourth quarter increased to $71 from $70 in the third quarter. The Company shipped 992,000 SCSI drives in the fourth quarter compared with 975,000 in the third. Drives sold to consumer electronics customers in the fourth quarter totaled 1.3 million compared with 1.1 million in the third quarter.

Fiscal Year 2005 Financial Results
For fiscal year 2005, revenue totaled $3.890 billion. The net loss was $43.3 million, or $(0.17) per share. In fiscal year 2004, Maxtor generated $3.796 billion in revenue and reported a net loss of $183.4 million, or $(0.74) per share. The Company shipped 53.0 million drives in fiscal year 2005 compared with 53.6 million in fiscal 2004.
About Maxtor
Maxtor Corporation (www.maxtor.com) is one of the world’s leading suppliers of information storage solutions. The Company has an expansive line of storage products for desktop computers, near-line storage, high-performance Intel-based servers, and consumer electronics. Maxtor has a reputation as a proven market leader built by consistently providing high-quality products and service and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NYSE under the MXO symbol.
Conference Call
Maxtor has scheduled a conference call for analysts and investors today, January 31, 2006, at 2:00 p.m. PT to discuss the fourth quarter 2005 results. Financial information to be discussed on the call will be available on the Company’s website immediately prior to the commencement of the call. The dial-in number for the live call is (800) 374-1806 or (706) 634-2296. The call will be webcast on the Company’s site at www.maxtor.com. There will be a replay available shortly following the call through February 7, 2006. The dial-in number for the replay is (800) 642-1687 or (706) 645-9291, access code: 4257273.
Additional Information
On December 21, 2005, Maxtor announced that it had entered into a definitive agreement with Seagate Technology which provides for Seagate to acquire Maxtor in a merger transaction. In connection with the proposed transaction, Seagate plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Seagate and Maxtor plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement / Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com, or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.
Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and its proxy statement dated October 7, 2005, which were filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K/A for the fiscal year ended December 25, 2004 and its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005 and Current Report on Form 8-K dated August 24, 2005, which were filed with the SEC. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

MAXTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 25,	December 31,	December 25,
	2005	2004	2005	2004

Net revenues	$969,422	$1,031,182	$3,890,237	$3,796,328
Cost of revenues	879,583	948,479	3,459,324	3,429,161

Gross profit	89,839	82,703	430,913	367,167

Operating expenses:
Research and development	75,275	78,254	293,559	317,573
Selling, general and administrative	34,098	29,255	144,480	130,456
Amortization of intangible assets	218	5,053	870	35,994
Restructuring and impairment charges	(177)	33,755	18,625	65,148

Total operating expenses	109,414	146,317	457,534	549,171

Loss from operations	(19,575)	(63,614)	(26,621)	(182,004)

Interest expense	(7,205)	(8,133)	(34,384)	(31,782)
Interest income	4,156	1,609	11,928	5,255
Income from litigation	—	—	—	24,750
Other gain	7,803	14	7,898	81

Loss before income taxes	(14,821)	(70,124)	(41,179)	(183,700)
Provision for (benefit from) income taxes	844	448	2,153	(261)

Net loss	$(15,665)	$(70,572)	$(43,332)	$(183,439)

Net loss per share — basic and diluted	$(0.06)	$(0.28)	$(0.17)	$(0.74)
Shares used in per share calculation — basic and diluted	254,114,823	250,026,784	253,177,580	247,671,870

MAXTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 25,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$497,509	$378,065
Marketable securities	67,722	103,969
Restricted cash	16,055	24,561
Accounts receivable, net	417,981	466,366
Inventories	240,462	229,410
Prepaid expenses and other	89,813	36,336

Total current assets	1,329,542	1,238,707

Property, plant and equipment, net	335,336	347,934
Goodwill and other intangible assets, net	490,062	490,932
Other assets	22,832	30,168

Total assets	$2,177,772	$2,107,741

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$5,868	$82,561
Accounts payable	677,288	674,947
Accrued and other liabilities	300,758	324,369

Total current liabilities	983,914	1,081,877

Long-term debt, net of current portion	575,773	382,570
Other liabilities	65,113	66,695

Total liabilities	1,624,800	1,531,142
Total stockholders’ equity	552,972	576,599

Total liabilities and stockholders’ equity	$2,177,772	$2,107,741

Maxtor Corporation
Historical Trend Information

	Q304	Q404	Q105	Q205	Q305	Q405

Disk Drive Units shipped (K)	13,807	14,667	14,179	12,071	13,161	13,570

Revenue (M)	$927	$1,031	$1,070	$925	$926	$969

Disk Drive Average ASP (blended)	$67	$70	$75	$77	$70	$71

Revenue by Market Channel OEMs	47%	49%	51%	53%	52%	49%
Distributors	43%	41%	38%	37%	38%	41%
Retail	10%	10%	11%	10%	10%	10%

Revenue by Geographic Location The Americas	36%	31%	32%	37%	36%	32%
Europe/Middle East/Africa	36%	40%	38%	32%	35%	38%
Asia Pacific & Japan	28%	29%	30%	31%	29%	30%

Inventory	251	229	231	264	257	241

Raw Materials	71.9	79.9	75.7	86.7	93.1	55.4
WIP	53.5	57.8	48.9	50.2	51.1	56.1
Finished Goods	125.7	91.7	106.4	127.6	112.8	129.0

Turns	14	16	17	12	13	15

DSO	44	41	39	41	44	39